UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 12, 2008
First M & F Corporation
(Exact name of registrant as specified in its charter)

Mississippi	0-9424	64-0636653
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

134 West Washington Street, Kosciusko, MS		39090
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (662) 289-5121

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2008, the Board of Directors of First M & F Corporation elected Jeffrey B. Lacey as President and Chief Banking Officer of Merchants and Farmers Bank. The Board also elected Scott M. Wiggers as Vice Chairman of the Board. Mr. Wiggers, who was previously President and Chief Operating Officer of First M & F Corporation and Merchants and Farmers Bank, will remain as President of First M & F Corporation. In his new position Mr. Wiggers will be responsible for general corporate duties including transition and integration duties related these announced staffing changes. Mr. Lacey was previously President of the Bank’s Rankin County operations. In his new position Mr. Lacey succeeds Mr. Wiggers as President of the Bank and will be responsible for the bank’s traditional commercial and consumer banking. The Company issued press releases on December 12, 2008 announcing the new appointments of Mr. Lacey and Mr. Wiggers. Copies of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2. Mr. Wiggers also announced his pending retirement as of December 31, 2009. The Board also elected Robert Autry as Executive Vice President and Chief Operations Officer of the Bank. Mr. Autry was previously an Executive Vice President over Administration and Technology. In his new position Mr. Autry will be responsible for most backroom functions of the bank including information systems and loan and deposit operations. The Board also elected Steven L. Upchurch as Executive Vice President of Related Business for the Bank. Mr. Upchurch was previously an Executive Vice President and Retail Credit Officer. In his new position Mr. Upchurch will be responsible for corporate insurance, Trust, Retail Brokerage, Mortgage and Cash Management. The Board also elected Grover C. Kinney, Michael E. Crandall and Randall Fields as Executive Vice Presidents - Regions I, II and III respectively. Mr. Kinney was previously an Executive Vice President and Chief Deposit Officer. Mr. Crandall was previously an Executive Vice President of Retail Banking. Mr. Fields was previously President of the Bank’s Alabama operations.  In their current roles, Mr. Kinney , Mr. Crandall and Mr. Fields will be responsible for community banking activities in their respective regions, reporting to the Chief Banking Officer. Region I represents northern Mississippi and Tennessee. Region II represents Central Mississippi.  Region III represents Birmingham, Alabama.

Item 7.01 Regulation FD Disclosure

On December 12, 2008, First M & F Corporation issued two press releases concerning executive appointments. A copy of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated into this Item 7.01 by reference.

The information in the preceding paragraph, as well as Exhibit 99.1 and Exhibit 99.2, shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934. It may only be incorporated by reference into another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.                                                                Description

99.1	Press Release dated December 12, 2008

99.2	Press Release dated December 12, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST M & F CORPORATION

Date: December 12, 2008	By:	/s/ John G. Copeland
Name: John G. Copeland
Title: EVP & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                                Exhibit

99.1	Press Release dated December 12, 2008

99.2	Press Release dated December 12, 2008